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Exhibit 4.2

AMENDED AND RESTATED

BYLAWS

OF

METALS USA, INC.

*As Amended by

Amendment No. 1

Effective 5-17-2004

(See Attachment A to Amended and Restated Bylaws)

AMENDED AND RESTATED

BYLAWS

OF

METALS USA, INC.

ARTICLE I
STOCKHOLDERS

        SECTION 1.    Annual Meeting.    The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of' electing directors and for the transaction of such other business as may be properly brought before the meeting. Such date shall be within thirteen (13) months subsequent to the latest of the Effective Time, the last annual meeting of stockholders and the last act by written consent to elect directors in lieu of an annual meeting of stockholders.

        SECTION 2.    Special Meetings.    Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders shall be called by the President or the Secretary upon the order in writing of a majority of the Board of Directors or stockholders holding together at least a majority of all the shares of stock of the Corporation entitled to vote at the meeting, and shall be held at such date, time and place, within or without the State of Delaware, as may be specified by such order. Such order of the Board of Directors or the stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be confined to the purpose(s) stated in such order and any matters reasonably related to thereto.

        SECTION 3.    Notice of Stockholder Business and Nominations.

          (a)    Annual Meetings of Stockholders.

            (i)    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

            (ii)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to section 3(a)(i)(C) of this Article I, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first (1st) anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth:

              (A)  as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

              (B)  as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

              (C)  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporations' books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

            (iii)  Notwithstanding anything in the second sentence of Section 3(a)(ii) of this Article I to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first (1st) anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (b)    Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the order of the Board of Directors or stockholders under which the special meeting has been called in accordance with Section 2 of this Article I. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the order of the Board of Directors or stockholders under which the special meeting has been called in accordance with Section 2 of this Article I (a) by or at the direction of the Board of Directors or (b) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3. In the event a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors has been called under order of the Board of Directors or stockholders in accordance with Section 2 of this Article I, any stockholder may nominate a person or persons (as the case may be), for election to such positions(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 3(a)(ii) of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (c)    General.

            (i)    Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by applicable law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3 and, if any proposed nomination or business is not in compliance with this Section 3, to declare that such defective proposal or nomination shall be disregarded.

            (ii)   For purposes of this Section 3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (iii)  Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (B) of the holders of Common Stock or any series of Preferred Stock or any outstanding voting indebtedness to elect directors under specified circumstances.

        SECTION 4.    Notice of Meetings.    Written notice of all meetings of the stockholders, stating the place, if any, date and hour of the meeting, the place within the city or other municipality or community at which the list of stockholders may be examined, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held as specified in the order of the Board of Directors or stockholders pursuant to which the meeting has been called.

        SECTION 5.    Quorum.    At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

        SECTION 6.    Adjourned Meetings.    Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if at the meeting at which the adjournment is taken the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

        SECTION 7.    Organization.    Each annual and special meeting of stockholders shall be presided over by a chairman, who shall have the exclusive authority to, among other things, determine (a) whether business and nominations have been properly brought before such meetings, and (b) the order in which business and nominations properly brought before such meeting shall be considered. The chairman of each annual and special meeting shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the President or, in the absence (or inability or refusal to act) of the President, such other person as shall be appointed by resolution approved by the majority of the Board of Directors.

        The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten (10) days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. Failure to comply with the requirements of this Section 7 shall not affect the validity of any action taken at said meeting. In the event a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 11 of this Article I, the list of stockholders shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably acceptable electronic network, and the information required to access such list shall be provided to stockholders together with the notice of meeting.

        The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 7 or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

        SECTION 8.    Voting.    Except as otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation on the applicable record dated fixed pursuant to these Bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or a stockholder's duly authorized attorney-in-fact, may vote in person or authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Each proxy shall be in writing, executed by the stockholder giving the proxy or by such stockholder's duly authorized attorney, or electronically transmitted to the proxyholder in a manner such that it can be determined that the transmission was authorized by the stockholder. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or such person's legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

        At all elections of directors, the voting may but not need be by ballot. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any other matter before a meeting of stockholders shall be by ballot. The voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission provided that any such electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

        Except as otherwise provided by law or by the Certificate of Incorporation, at all meetings of stockholders at which a quorum is present, (i) directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote in the election present in person or by proxy and (ii) all other matters shall be decided by a majority of the votes cast by the stockholders entitled to vote thereon present in person or by proxy.

        Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

        SECTION 9.    Inspectors.    When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

        SECTION 10.    Action Without Meeting.    Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Every written consent shall bear the date of signature of the person who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by or on behalf of a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Any written consent may be delivered by a form of electronic transmission, and such transmission shall be deemed signed and dated for purposes hereof if such transmission sets forth or is delivered with information from which the Company can determine that same was transmitted by or on behalf of a stockholder and the date that the same was transmitted. No consent by electronic transmission shall be deemed to have been delivered unless such consent is reproduced in paper form and delivered to the Company as aforesaid.

        Prompt notice of the taking of corporation action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.

        SECTION 11.    Remote Meetings.    If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

          (A)  participate in a meeting of stockholders; and

          (B)  be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

        In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 11.

ARTICLE II
BOARD OF DIRECTORS

        SECTION 1.    Number and Term of Office.    The business, property and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. No director need be a stockholder of the Corporation, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be (i) until the first annual meeting of stockholders after the Effective Time, six (which number shall be increased to seven upon the Board of Directors determining to increase the size of the Board of Directors to seven and initially to fill the newly created directorship created pursuant to this clause with a person who is an officer of the Corporation (other than the Chairman of the Board) at the time such newly created directorship is so filled, which determination the Board of Directors shall make no later than the date six months after the Effective Date); and (ii) from and after such first annual meeting, seven or such greater number as fixed from time to time by resolution passed by a majority of the directors. The directors shall, except as hereinafter otherwise provided for filling vacancies or any newly created directorships or as otherwise provided in the Certificate of Incorporation, be elected at the annual meeting of stockholders. Directors who are elected by stockholders at an annual meeting of stockholders and directors who are elected in the interim to fill vacancies or newly created directorships shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

        SECTION 2.    Removal, Vacancies and Additional Directors.    Except as otherwise provided in the Certificate of Incorporation, the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors may remove any director, with or without cause. Except as otherwise provided in the Certificate of Incorporation, vacancies caused by any such removal or by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders by the holders of shares entitled to vote for the election of directors. The Board of Directors shall be authorized to elect a person initially to fill a newly created directorship created pursuant to clause (i) the third sentence of Section 1 of this Article II only if such person is an officer of the Corporation (other than the Chairman of the Board) at the time of such election.

        If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office as aforesaid, such election to be governed by Section 211 of the General Corporation Law of the State of Delaware as far as applicable. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

        When one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

        SECTION 3.    Place of Meeting.    The Board of Directors may hold its meetings in any place or places in the State of Delaware or outside the State of Delaware.

        SECTION 4.    Annual Meeting.    Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held or, if such annual meeting of stockholders is to be held solely by means of remote communication as permitted by Section 11 of Article I, at the principal place of business of the Corporation.

        SECTION 5.    Regular Meetings.    Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors held at times and places fixed by resolution of the Board of Directors; but the Corporation shall notify each director of the adoption of every resolution fixing or changing the time or place of regular meetings at least five (5) days before the first meeting held pursuant thereto.

        SECTION 6.    Special Meetings.    Special meetings of the Board of Directors shall be held whenever called by order of the Chairman of the Board or the President or by a majority of the directors or the sole director, as the case may be, then in office and shall be held at such date, time and place as may be specified by such order.

        Notice of the day, time and place of each special meeting shall be given to each director by the President or the Secretary at least two (2) days before the meeting if by a recognized express delivery service or at least 24 hours before the meeting if delivered personally or by telephone, facsimile or electronic transmission. Unless otherwise indicated in the notice thereof, any and all business that may be transacted at a regular meeting may be transacted at any special meeting. Except as may be otherwise expressly provided by law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

        SECTION 7.    Quorum.    A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at any meeting of the

Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time to another time and place without notice.

        SECTION 8.    Organization.    The Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors. In the absence (or inability or refusal to act) of the Chairman of the Board and the President, a chairman shall be elected from the directors present. The Secretary of the Corporation shall act as secretary of all meetings of the directors; but in the absence of the Secretary, the Chairman of the Board may appoint any person to act as secretary of the meeting.

        SECTION 9.    Attendance Via Communications Equipment.    Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may hold a meeting by means of telephone conference or other method of remote communications by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        SECTION 10.    Consent of Directors or Committee in Lieu of Meeting.    Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        SECTION 11.    Compensation of Directors.    Directors shall be paid their reasonable and necessary expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and, as and to the extent authorized by the Board of Directors, a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof and a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or other committees of the Board of Directors may be allowed like compensation for attending committee meetings.

ARTICLE III
COMMITTEES OF DIRECTORS

        SECTION 1.    Establishment.    The Board of Directors may from time to time by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. There shall exist the following standing committees, which committees shall have and may exercise the following powers and authority:

          (a)    Audit Committee.    The Audit Committee shall from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Corporation and all of its subsidiaries and to report its findings and recommendations to the Board of Directors for final action. The Audit Committee shall not be empowered to approve any corporate action of whatever kind or nature, and the recommendations of the Audit Committee shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 2 of this Article III, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Audit Committee shall be determined by the Board of Directors by resolution.

          (b)    Compensation Committee.    The Compensation Committee shall from time to time meet to review the various compensation plans, policies and practices of the Corporation and all of its subsidiaries and to report its findings and recommendations to the Board of Directors for final action. The Compensation Committee shall not be empowered to approve any corporate action of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 2 of this Article III, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board of Directors by resolution.

        SECTION 2.    Available Powers.    Any committee established pursuant to Section 1 of this Article III, including the Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board of Directors establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the Certificate of Incorporation, and these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation.

        SECTION 3.    Unavailable Powers.    No committee of the Board of Directors shall have the power or authority to (1) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (2) adopt, amend or repeal any provision of these Bylaws.

        SECTION 4.    Alternate Members.    The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

        SECTION 5.    Procedures.    Time, place, and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

        SECTION 6.    Term; Termination.    In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV
OFFICERS

        SECTION 1.    Officers.    The Board of Directors shall elect the officers of the Corporation, which shall include a President, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 7 of this Article IV. The Board of Directors shall elect officers at its first meeting after the Effective Time and after each annual meeting of the stockholders thereafter. The failure to hold such election shall not of itself terminate the term of office of any officer. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be a stockholder or, except in the case of the Chairman of the Board, a director. Any number of offices may be held by the same person.

        All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to such officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

        Any vacancy caused by the death, resignation, or removal of any officer or otherwise shall be filled by the Board of Directors.

        In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be provided by law or the Certificate of Incorporation or as may be assigned by the Board of Directors or the President.

        *SECTION 2.    Powers and Duties of the Chairman of the Board.    The Chairman of the Board shall preside when present at all meetings of the stockholders and at all meetings of the Board of Directors. The Chairman of the Board shall advise and counsel the President and other officers and shall have such other powers and perform such other duties as may from time to time be assigned to the Chairman of the Board by these Bylaws or by the Board of Directors. The Chairman of the Board may execute bonds, mortgages, and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board may delegate all or any of the powers or duties of the Chairman of the Board to the President, if and to the extent deemed by the Chairman of the Board to be desirable or appropriate.

        *SECTION 3.    Powers and Duties of the President.    The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active management of the business and affairs, and general charge and control of the operations, of the Corporation and shall have all powers and shall perform all duties incident to the office of President. In the absence of the Chairman of the Board or in the event of the inability or refusal to act of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and perform all other duties and exercise all other powers of the Chairman of the Board. The President shall have such other powers and perform such other duties as may from time to time be assigned to the President by these Bylaws or by the Board of Directors.

        SECTION 4.    Powers and Duties of the Vice Presidents.    In the absence of the President or in the event of the President's inability or refusal to act, except as otherwise expressly provided in these Bylaws, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have all such other powers and shall perform all such other duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to such Vice President by these Bylaws or by the Board of Directors or the President.

        SECTION 5.    Powers and Duties of the Secretary.    The Secretary shall have the duty to record the proceedings of all meetings of the Board of Directors and all meetings of the stockholders in books to be kept for that purpose; the Secretary shall attend to the giving or serving of all notices of the Corporation; the Secretary shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the President shall authorize and direct; the Secretary shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the office of the Corporation during business hours; and whenever required by the Board of Directors or the President shall render statements of such accounts; and the Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to the Secretary by these Bylaws or by the Board of Directors or the President.

        SECTION 6.    Powers and Duties of the Treasurer.    Unless the Board of Directors by resolution otherwise provides, the Treasurer shall be the chief accounting and financial officer of the Corporation. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into the hands of the Treasurer; the Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; the Treasurer shall sign all receipts and vouchers for payments made to the Corporation; the Treasurer shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by the Treasurer and whenever required by the Board of Directors or the President shall render statements of such accounts; the Treasurer shall, at all reasonable times, exhibit the Treasurer's books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and Treasurer shall have all powers and the Treasurer shall perform all duties incident to the office of the Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to the Treasurer by these Bylaws or by the Board of Directors or the President.

        SECTION 7.    Additional Officers.    The Board of Directors may from time to time elect such other officers, including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board of Directors may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

        The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties assigned to the Secretary.

        The Board of Directors may delegate the power to appoint such other officers, assistant officers, and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary.

        SECTION 8.    Surety Bonds.    Such officers and agents of the Corporation (if any) as the President or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

        SECTION 9.    Proxies in Respect of Securities of Other Corporations.    The President, any Vice President, or the Secretary from time to time may, or may appoint an attorney or attorneys or an agent or agents for the Corporation to, in the name and on behalf of the Corporation, attend meetings or vote or consent in respect of, or otherwise exercise the powers and rights that the Corporation may have as the holder of, stock or other securities in any other corporation or other entity held by the Corporation, and the President, any Vice President, or the Secretary may instruct any person or persons so appointed as to the manner of exercising such powers and rights; and the President, any Vice President or the Secretary may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies, powers of attorney, consents or other instruments as such officer may deem necessary or proper in order that the Corporation may exercise such powers and rights.

        SECTION 10.    Compensation of Officers.    The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

        SECTION 11.    Term of Office.    All officers shall serve until their successors are duly elected and qualified or until their earlier death, resignation, or removal from office.

ARTICLE V
INDEMNIFICATION

        SECTION 1.    General.    Subject to Section 4 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, have reasonable cause to believe that the person's conduct was unlawful.

        SECTION 2.    Actions by or in the Right of the Corporation.    Subject to Section 4 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        SECTION 3.    Indemnification Against Expenses.    To the extent that a present or former director or officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 and Section 2 of this Article V, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        SECTION 4.    Board Determinations; Limitation on Indemnification.    Any indemnification under Section 1 and Section 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1 and Section 2 of this Article V. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person (or such person's heirs, executors, or representatives) in connection with any action, suit, or proceeding (or part thereof) initiated by such person unless such action, suit, or proceeding was authorized or consented to by the Board of Directors.

        SECTION 5.    Advancement of Expenses.    Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or in this Article V.

        SECTION 6.    Nonexclusive.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which any director, officer, employee, or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        SECTION 7.    Insurance.    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the Certificate of Incorporation, or this Article V.

        SECTION 8.    Certain Definitions.    For purposes of this Article V, (a) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (e) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

        SECTION 9.    Change in Governing Law; Effect of Amendment or Repeal of this Article.    In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the Corporation shall, to the extent then permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding. Any amendment or repeal of this Article V shall not adversely affect any rights to indemnification of a director or officer of the Corporation existing at the time of such amendment or repeal with respect to any acts or omissions occurring prior to such amendment or repeal.

ARTICLE VI
STOCK-SEAL-FISCAL YEAR

        SECTION 1.    Certificates For Shares of Stock.    Every holder of shares of the capital stock of the Corporation, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate that certifies the number of shares owned by such holder. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any and all signatures on any such certificate may be facsimiles.

        In case any officer or officers, transfer agent or registrar who shall have signed any such certificate or certificates shall cease to be such officer or officers, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers, transfer agent or registrar of the Corporation at such time of delivery.

        All certificates for shares of stock shall be consecutively numbered as the same are issued. The Secretary or such other person designated by the Board of Directors shall maintain as part of the books of the Corporation a stock ledger in which the name of each person owning any shares of capital stock of the Corporation, whether or not represented by certificates, the number and class of such shares and the date of issue thereof shall be entered.

        Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

        If the Corporation shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board of Directors shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Corporation will furnish a copy of such statement without charge to each requesting stockholder.

        SECTION 2.    Lost, Stolen or Destroyed Certificates.    Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, such person shall file in the office of the Corporation an affidavit setting forth, to the best of such person's knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, the President or the Secretary, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors, the President or the Secretary to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

        SECTION 3.    Transfer of Shares.    Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by such holder's attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred.

        SECTION 4.    Fractional Shares.    The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer from over the manual or facsimile signature of an offer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

        SECTION 5.    Regulations.    The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

        SECTION 6.    Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days prior to any such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        SECTION 7.    Dividends.    Dividends on the capital stock of the Corporation, paid in cash, property, or securities of the Corporation and as may be limited by applicable law and applicable provisions of the Certificate of Incorporation (if any), may be declared by the Board of Directors in its discretion, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.

        Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

        Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 8.    Issuance and Payment.    Subject to the provisions of law, the Certificate of Incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

        SECTION 9.    Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

        SECTION 10.    Corporate Seal.    The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors or the President. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

        SECTION 11.    Fiscal Year.    The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE VII
AMENDMENTS

        The Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws and to adopt new Bylaws as adopted or amended by the Board of Directors; and the stockholders may prescribe that any Bylaws made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

        SECTION 1.    Bank Accounts, Checks, Notes, Etc.    In addition to such bank accounts as may be authorized by the Board of Directors, the Treasurer or any person designated by the Treasurer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer may deem necessary or appropriate.

        All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money by the Corporation shall be signed and, if so required by the Board of Directors, countersigned by the Treasurer or such other officers of the Corporation or other persons as the Board of Directors from time to time shall designate.

        Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer or such other officers or persons as the Board of Directors from time to time may designate.

        SECTION 2.    Loans.    No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors and permitted under applicable law. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

        SECTION 3.    Contracts.    Except as otherwise provided in these Bylaws or by law or as otherwise directed by the Board of Directors, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the President or any Vice President designated by the Board of Directors or the President may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific instances.

        SECTION 4.    Means of Giving Notice.    Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, by a recognized express delivery service (such as Federal Express) or (subject, in the case of notices to stockholders, as specified below) by means of facsimile transmission or other form of electronic transmission or, solely in the case of notices to stockholders, through the United States mail, in any such case addressed to such director or stockholder at such director or stockholder's address or facsimile transmission or electronic mail address, as the case may be, appearing on the records of the Corporation, with postage and fees thereon prepaid if required. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board of Directors may also be given to a director by telephone and shall be deemed given in such circumstances when actually received by the director. Any notice given to any stockholder shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, to the extent permitted by, and subject to the conditions set forth in, Section 232 of the General Corporation Law of the State of Delaware.

        SECTION 5.    Waivers of Notice.    Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        SECTION 6.    Offices Outside of Delaware.    Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

        SECTION 7.    Reports to Stockholders.    The Board of Directors shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Corporation.

        SECTION 8.    Books and Records.    The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders and the Board of Directors and committees thereof and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

        SECTION 9.    Resignation.    Any director, committee member, officer, or agent may resign by delivering notice in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time specified therein (which shall be no earlier than the time of such delivery) or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 10.    Ratification.    Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

        SECTION 11.    Defined Terms.    All capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation.

        Effective as of 9:00 a.m. C.S.T., on October 31, 2002.

/s/  JOHN HAGEMAN
Secretary

Attachment A

AMENDMENT NO. 1
TO
AMENDED AND RESTATED BYLAWS
OF
METALS USA, INC.

        This Amendment No. 1 (this "Amendment") to the Amended and Restated Bylaws (the "Bylaws") of Metals USA, Inc., a Delaware corporation (the "Corporation"), is effective as of May 17, 2004, and hereby amends the Bylaws as follows:

          1.     Section 2 of Article IV of the Bylaws is hereby deleted in its entirety and replaced with the following:

      "SECTION 2.    Powers and Duties of the Chairman of the Board.    The Chairman of the Board shall be an officer of the Company, but a non-executive officer. The Chairman of the Board shall preside when present at all meetings of the stockholders and at all meetings of the Board of Directors. The Chairman of the Board shall advise and counsel the President and other officers and shall have such other powers and perform such other duties as may from time to time be assigned to the Chairman of the Board by these Bylaws or by the Board of Directors. The Chairman of the Board may delegate all or any of the powers or duties of the Chairman of the Board to the President, if and to the extent deemed by the Chairman of the Board to be desirable or appropriate."

          2.     Section 3 of Article IV of the Bylaws is hereby deleted in its entirety and replaced with the following:

      "SECTION 3.    Powers and Duties of the President.    The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active management of the business and affairs, and general charge and control of the operations, of the Corporation and shall have all powers and shall perform all duties incident to the office of President. In the absence of the Chairman of the Board or in the event of the inability or refusal to act of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and perform all other duties and exercise all other powers of the Chairman of the Board. The President may execute bonds, mortgages, and other contracts whether requiring a seal or otherwise, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may from time to time be assigned to the President by these Bylaws or by the Board of Directors."

        The undersigned certifies that this Amendment has been adopted by the Board on the date set forth in the preamble above.

Signature:	/s/ JOHN A. HAGEMAN
Name:	John A. Hageman
Title:	Secretary

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  Exhibit 4.2